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Filed Pursuant to Rule 424(B)(5)
Registration No. 333-186788

PROSPECTUS SUPPLEMENT
(to prospectus dated February 22, 2013)

Dividend Reinvestment and Stock Purchase Plan
5,887,465 Shares
Common Stock

          This prospectus describes our Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a convenient and economical way for our stockholders and other investors to purchase shares of our common stock and to reinvest cash dividends in additional shares of our common stock. You should read this prospectus carefully before you invest and retain it for future reference. This prospectus relates to 5,887,465 shares of our common stock registered for sale under the Plan. We currently pay regular monthly distributions to holders of our common stock, which is listed on the New York Stock Exchange under the symbol "O." On February 19, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $51.39 per share.

          Participation in the Plan is entirely voluntary and you may discontinue your participation at any time.

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  If you are not already a stockholder, you may become a participant in the Plan by enrolling online at shareowneronline.com or by submitting an Account Authorization Form to the Plan Administrator, Wells Fargo Bank N.A., and making an initial cash investment in our common stock of at least $1,500 (which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100) and up to a maximum of $50,000.

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  If you are a registered holder of our shares of common stock and participate in the Plan, you may purchase additional shares of our common stock by reinvesting all or a portion of the cash dividends paid on your shares of stock, or by making optional cash investments of at least $100 and up to a maximum of $50,000 per month.

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  If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you may participate in the Plan if your broker has established procedures that permit its customers to participate in plans such as ours.

          The purchase price for shares of our common stock purchased directly from us for dividend reinvestments or optional cash investments not exceeding $50,000 will be the average of the high and low sale price per share as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association on the last day on which our common stock was traded before the investment date. The purchase price for shares of our common stock purchased by the Plan Administrator on the open market will be the weighted average price (including any per share fees) of all shares purchased by the Plan Administrator for Plan participants on the relevant investment date. Shares of common stock purchased directly from us for an optional cash investment of more than $50,000 will be priced at the volume weighted average price per share of our common stock as traded on the New York Stock Exchange during regular trading hours on the investment date.

          Investing in our common stock involves risks. See "Risk Factors" beginning on page S-1 of this prospectus and in our periodic reports and other information we file with the Securities and Exchange Commission.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.01 per share	5,887,465(2)	$52.00	$306,148,180.00	$30,212.00(4)

(1)
Includes an indeterminate number of shares which may be issued by the registrant with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)
This prospectus supplement includes 887,465 unsold shares of common stock of Realty Income Corporation (the "Company") issuable under the Company's Dividend Reinvestment and Stock Purchase Plan that were previously registered pursuant to a prospectus supplement dated, and filed by the Company with, the Securities and Exchange Commission on March 22, 2012 under Registration Statement No. 333-179872 (the "Prior Prospectus Supplement"). Such unsold shares are being registered hereunder pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
This estimate is made pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee, and is based on a price of $52.00, which represents the average high and low prices per share of the registrant's common stock as reported on the New York Stock Exchange on February 19, 2015.

(4)
A registration filing fee of $3,562.94 related to the 887,465 shares of common stock included herein that were previously registered on the Prior Prospectus Supplement will continue to apply to such unsold securities. Pursuant to Rule 415(a)(6) of the Securities Act, no additional fee is being paid with respect to those securities. A registration fee of $30,212.00, calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act, is being paid herewith with respect to 5,000,000 shares of common stock.

The date of this prospectus is February 23, 2015

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are accurate only as of those documents' respective dates. Our business, financial condition, results of operation and prospectus may have changed since those dates.

        This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the heading "Incorporation by Reference" in this prospectus supplement and the accompanying prospectus.

        Unless otherwise expressly stated or the context otherwise requires, references to "dollars" and "$" in this prospectus supplement and the accompanying prospectus are to United States dollars.

RISK FACTORS

        Before you decide to participate in the Plan, you should carefully consider the risks, uncertainties and any cautionary language or other information incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before acquiring any securities.

Risks Relating to Participation in the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

        The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

        If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time and price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale. If you decide to withdraw from the Plan, the Plan Administrator will send you a Direct Registration Account Statement unless you request a certificate for whole shares credited under the Plan. If you request a certificate, the market price of our shares may decline between the time you decide to withdraw and the time you receive the certificate.

DESCRIPTION OF THE PLAN

Purpose

        The primary purpose of the Plan is to provide our common stockholders as well as new investors with a convenient and economical method of purchasing our common stock. Once enrolled in the Plan, you may reinvest cash dividends and, through optional cash payments, purchase additional shares of common stock at regular intervals. Although we expect the Plan to appeal to many stockholders, it is entirely optional. A secondary purpose of the Plan is to enable us to raise additional capital by selling newly issued shares of our common stock under the Plan.

Advantages of Plan Participation

        Participation in the Plan will enable you to:

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  Make an initial investment in shares of our common stock through the Plan if you are not already a stockholder, with an initial cash investment of at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100, and which may not exceed $50,000 per month unless we agree to waive that limit.

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  Invest in additional shares of our common stock if you are already a holder of our common stock by making optional cash investments at any time of at least $100 and not more than $50,000 per month, unless we agree to waive that limit in any month.

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  Choose to have cash dividends on some or all of your shares of our common stock automatically reinvested in shares of our common stock.

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  Continue to receive cash dividends on any shares of our common stock held in the Plan that you have not chosen to reinvest in additional shares of our common stock, subject to the minimum reinvestment requirements as discussed below.

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  Make automatic monthly investments in additional shares of our common stock by electronic funds transfer.

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  Deposit all of your common stock certificates with the Plan Administrator for safekeeping, thereby reducing your risk of loss of physical certificates.

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  Have full investment of your funds under the Plan because the Plan permits your account to be credited with both whole and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

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  Sell or make gifts of shares of our common stock held in the Plan.

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  Receive notices of Plan transactions and periodic statements of Plan activity.

Administration

        Plan Administrator.    Wells Fargo Shareowner Services, a division of Wells Fargo Bank N.A. (or a successor thereto) will serve as the Plan Administrator, and will purchase shares of our common stock for participants in the Plan, serve as custodian for shares on deposit in the Plan, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of our common stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each participant in the Plan. Wells Fargo Shareowner Services serves as transfer agent, registrar and dividend paying agent for our common stock.

        Contacting the Plan Administrator.    For inquiries and requests for service regarding the Plan, including optional cash investments, sales, transfers, deposits or withdrawals, or to provide notices to the Plan Administrator, you may contact the Plan Administrator as follows:

By telephone:	Between the hours of 7:00 A.M. and 7:00 P.M. Central Time, Monday through Friday (interactive voice response is available 24 hours a day, 7 days per week):
1-877-218-2434 toll-free from the United States 1-651-450-4064 from outside the United States
In writing:	Please send your inquiry, request or notice to one of the following addresses:
	Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856	Certified/Overnight Mail: Wells Fargo Shareowner Services 1110 Center Pointe Curve, Suite 101 Mendota Heights, MN 55120
Please include in your letter a telephone number where you may be reached during business hours in addition to your name, address and Plan account number.
On the Internet:	shareowneronline.com
Internet account access is available 24 hours a day, 7 days per week.

        Electronic Communications.    In order to promote cost efficiency and to minimize the impact of paper on the environment, we actively encourage Plan participants to access their accounts electronically through the Plan Administrator's website, shareowneronline.com, and to enroll in eDelivery of account statements, tax documents, company communications, proxy materials and annual reports. Online access to your Plan account will require your 10-digit account number, your 12-digit Authentication ID and a valid email address. The Plan Administrator's website is shareowneronline.com.

        Notices to You.    The Plan Administrator will send all notices and other communications to you at your last known address on file with the Plan Administrator. You should notify the Plan Administrator promptly, in writing, of any change in address.

        Use of Broker/Dealer.    The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, to effect open market purchases and sales of shares of our common stock for Plan participants. The Plan Administrator has selected Wells Fargo Securities, LLC as the registered broker/dealer to handle the purchases and sales of common stock on behalf of Plan participants. The broker/dealer will receive fees and commissions for effecting such transactions. From time to time we may change the amount of fees charged to Plan participants. If there is any change in the broker/dealer utilized to effect share transactions under the Plan, the Plan Administrator will furnish you with the name of the new broker/dealer upon written request from you.

Eligibility to Participate

        You may participate in the Plan if you are:

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  a current stockholder of record of our common stock (shares are registered in your name with our transfer agent);

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  a new investor who is a person or legal entity residing in the United States; or

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  a new investor who is a citizen or resident of a country other than the United States, if there are no laws or governmental regulations that would prohibit you from participating in the Plan, or that would affect the terms of the Plan.

        If you are a beneficial owner of shares of our common stock held by a broker or other custodial institution for your account, you may participate in the Plan only if your broker or custodian has established procedures that permit its customers to participate in plans such as the Plan, or if you become a stockholder of record of our stock. You can become a stockholder of record by transferring one or more of the shares of our stock from your brokerage or custodial account into your name, or by enrolling in the Plan as a new investor. We reserve the right to deny, modify, suspend or terminate participation by any person or entity.

Restrictions on Eligibility

        REIT Qualification Restrictions.    We may terminate, by written notice at any time, any participant's individual participation in the Plan if we determine, in our sole discretion, that such participation would be in violation of the ownership limits set forth in our charter or otherwise jeopardize our status as a REIT. See "Restrictions on Ownership and Transfer of Stock" on page 21 of the accompanying Prospectus. To the extent that the reinvestment of dividends or distributions (as applicable) under the Plan would cause a participant or any other person to exceed the ownership limits, such reinvestment will be void ab initio. Any such participant will be entitled to receive cash dividends or distributions (as applicable), without interest, in lieu of such reinvestment.

        Exclusion from the Plan for Short-term Trading, Illegality or Other Practices.    Participants should not use the Plan to engage in short-term trading activities or any other activities that could affect the normal trading volume or pricing of our shares of common stock. If a participant does engage in those activities we may prevent that participant from continuing to participate in the Plan. In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transactions in order to benefit from any discount from the market price for shares acquired under the Plan. You also will not be able to participate in the Plan if your participation (i) could result in a violation of any securities laws or any other applicable laws, (ii) could require additional steps by us or you to ensure compliance with any laws, or (iii) is not authorized or lawful in your jurisdiction.

        Restrictions at Our Discretion.    We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible stockholders in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes or operation of the Plan or which may adversely affect the market price or trading volume of our shares of common stock.

Joining the Plan

        If you are eligible to participate in the Plan, you may join the Plan at any time. Once you have enrolled, you will remain enrolled until you withdraw from the Plan, we terminate the Plan or we terminate your participation in the Plan.

        The steps you must take to join the Plan vary depending upon whether you are already a registered holder of shares of our common stock:

  •
  If you already own our common stock and the shares are registered in your name, you must complete and submit an Account Authorization Form online at the Plan Administrator's website, shareowneronline.com, or complete an Account Authorization Form and mail it to the Plan Administrator. The Account Authorization Form is available on the Plan Administrator's website, shareowneronline.com, or may be obtained at any time by contacting the Plan Administrator at 1-877-218-2434 (or 1-651-450-4064 if calling from outside of the United States). The Account Authorization Form allows you to indicate how you wish to participate in the Plan.

  •
  If you do not currently own any shares of our common stock, you may join the Plan if you make an initial cash investment of at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100. You must complete and submit an Account Authorization Form in the manner described in the previous paragraph, and make your required initial investment by one of the methods described below under the caption "Optional Investments within Plan Limits—Payment Options." The maximum initial investment is $50,000 unless we agree to waive that limit in accordance with the procedures described below under the caption "Optional Investments in Excess of Plan Limits."

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  If you currently own shares of our common stock but the shares are held in a brokerage or other custodial institution account, you can participate directly in the Plan by coordinating your participation in the Plan through the broker or other intermediary in whose name your shares are held (if your broker or other intermediary has procedures that permit such participation), by directing your broker or other intermediary to register some or all of your shares directly in your name with our transfer agent and then enrolling in the Plan as described in the first bullet point, or by enrolling in the Plan as a new investor as described in the second bullet point.

Dividend Reinvestment

        Reinvestment Options.    When you enroll in the Plan, you must choose from one of the options below. You may change your election at any time regarding cash dividends on our common stock and choose:

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  Full Dividend Reinvestment:  Dividends on all shares of our common stock registered in your name, minus any applicable withholding taxes, will be reinvested in additional shares of our common stock. You will also be entitled to invest optional cash payments in additional shares of common stock.

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  Partial Dividend Reinvestment:  You can provide that a portion of the dividends on the shares of our common stock registered in your name, minus any applicable withholding taxes, be paid to you in cash, with the balance to be applied to the purchase of additional shares of our common stock. Such designation is made by specifying the percentage of dividends to be reinvested. The percentage must be from 10 to 90 percent, in increments of 10 percent. The amount of such dividends paid in cash will be paid to you by check or you can designate all or a portion of the cash dividend you are entitled to receive to be deposited directly into your bank account. You must designate the banking information where you want your dividends deposited.

        If you own fewer than 100 shares, you will receive an annual statement detailing all transactions for the year including 1099-DIV tax reporting information. If you own 100 shares or more, you will receive monthly account statements. These statements contain information that is required for tax reporting purposes. Therefore it is imperative that you keep the statements until Plan shares have been disposed of and all tax obligations have been met.

        Dividend Reinvestment Dates.    Dividends will be reinvested in additional shares of our common stock on the regular dividend payment dates (each of which is an "investment date" for reinvested dividends), or as soon as practicable thereafter. Historically, we have paid dividends on or about the fifteenth day of each month.

        Initial Dividend Option Selection.    If an Account Authorization Form specifying "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" is properly completed and received by the Plan Administrator in sufficient time to process prior to payment of a particular dividend, then reinvestment of the designated dividends will commence with that dividend payment. If the Account Authorization Form is received from a new investor in our common stock along with payment for an initial investment, sufficient time to process prior to payment of a particular dividend will mean received in time to effect the initial investment in shares of our common stock prior to the record date for that dividend. Otherwise, reinvestment of dividends will begin with the following dividend payment.

        Change in Dividend Option Selection.    You may change your dividend reinvestment option at any time by notifying the Plan Administrator in writing or online at shareowneronline.com. The Plan Administrator must receive notice of your change in dividend reinvestment option in sufficient time to process prior to payment of a particular dividend for the change to be effective in connection with that dividend.

        Payment of Cash Dividends.    If you choose partial dividend reinvestment, you can have your cash dividends deposited directly into your North American financial institution account, instead of receiving a check by mail. To have your cash dividends deposited electronically, you must request an authorization for electronic direct deposit form or enroll online at shareowneronline.com. You should allow 30 days from the date of the Plan Administrator's receipt of the completed form or online request for the direct deposit to be established. You also may change your designated North American financial institution account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing or online at shareowneronline.com.

Optional Investments within Plan Limits

        Maximum and Minimum Investment Amounts.    If you are a participant in the Plan, you may purchase additional shares of our common stock at any time by using the Plan's optional cash investment feature. Optional cash investments may not be less than $100 and not more than $50,000 per month, unless we agree to waive that limit in any month. Dividend amounts reinvested in additional shares and stock certificates deposited in the Plan for safekeeping do not count toward the $50,000 per month limit.

        If you are not already a Plan participant at the time you wish to make an optional cash investment, you must enroll in the Plan in connection with that investment. Your initial cash investment must be at least $1,500, which you may satisfy by authorizing a minimum of fifteen (15) automatic monthly investments of at least $100, and may not exceed $50,000 unless we agree to waive that limit.

        An optional cash investment in excess of $50,000 initially or per month may only be made after submission to us of a written request for a waiver, and after we have given our written approval, which we may grant or deny in our sole discretion. See the discussion below under the caption "Optional Investments in Excess of Plan Limits."

        Investment Dates.    Except as provided in the following paragraph, optional cash investments received by the Plan Administrator are invested in shares of our common stock weekly on Friday or, if such day is not a business day, on the next business day (each of which is an "investment date" for optional cash investments) or as soon as practicable thereafter. Depending on the number of shares being purchased and current trading volume in the shares, purchases may be executed in multiple transactions and may be traded on more than one day. Shares purchased will be credited to your Plan account on each investment date or as soon as practicable thereafter. Optional cash investments received on or before 5:00 pm Central Time the business day preceding a given investment date will be invested on that investment date. Optional cash payments received on or after that time will be held by the Plan Administrator until the next investment date. We recommend that optional cash payments be sent so as to be received shortly before an investment date since no interest will be paid on cash held until an investment date.

        Under the Plan, you may elect to have monthly optional cash investments automatically deducted by electronic funds transfer from your checking or savings account at any qualified North American financial institution that participates in the automated clearing house. These automatic monthly deductions are made on the 5th day of each month, the 25th day of each month or both, or if such date is not a business day, the deduction will be made on the preceding business day. Funds so deducted will be invested as provided in the previous paragraph.

        Participants should be aware that the share price may fluctuate between the time your purchase request is received by the Plan Administrator and the time the investment is made. The Plan Administrator may, at its own discretion, accept written requests to revoke instructions if requests are received prior to the investment being made.

        Payment Options.    You have the following three payment options when making optional cash investments. In each case, necessary funds must be drawn in U.S. dollars from an account with a North American financial institution.

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  By Check:  You may send the Plan Administrator a check made payable to "Wells Fargo Shareholder Services." To make an initial investment by check at the time you join the Plan, you should enclose your check with your Account Authorization Form and mail it to the Plan Administrator at the address indicated above under the caption "Administration." To make a payment by check when you are already a Plan participant, you should mail the tear-off portion of your Plan account statement along with your check to the Plan Administrator. Cash, third party checks, money orders, travelers checks and checks not drawn on a U.S. or Canadian financial institution or not in U.S. dollars will not be accepted and will be returned to the sender.

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  By Online Investment:  You may make optional cash investments online through the Plan Administrator's website at shareowneronline.com. To purchase shares of our common stock online, you must authorize the withdrawal of funds from your North American financial institution checking or savings account by electronic funds transfer. You can authorize an electronic funds transfer withdrawal from your U.S financial institution checking or savings account by completing and submitting to the Plan Administrator a direct debit authorization form or by providing the authorization online at shareowneronline.com. You may make an initial investment online at the time you join the Plan in connection with an online enrollment. Shareowners enrolled in the Plan may submit individual online investments at any time.

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  By Automatic Withdrawal from Your North American financial institution Account:  If you wish to make regular monthly investments without writing checks, in connection with your enrollment in the Plan, you can authorize an automatic monthly electronic funds transfer withdrawal from your

    North American financial institution checking or savings account by completing and submitting to the Plan Administrator a direct debit authorization form or by providing the authorization online at shareowneronline.com. Funds will be deducted from your account on the 5th day of each month, the 25th day of each month or both (or, if that day is not a business day, on the preceding business day). You should allow three to four weeks for your first automatic withdrawal to be initiated. You may change or terminate your automatic withdrawal authorization online or by written notice to the Plan Administrator at least 10 business days before the next scheduled cash withdrawal. It is your responsibility to notify the Plan Administrator immediately of any changes in electronic funds transfer information as it relates to your authorized monthly deduction.

        Insufficient Funds.    A $35 fee will be assessed if any check is returned unpaid, or if an automatic withdrawal from your North American financial institution account fails due to insufficient funds. In addition, the Plan Administrator will immediately remove any shares already credited to your Plan account in anticipation of receiving those funds. These shares will be sold to recover any uncollected funds and the return fee. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts plus the return fee, the Plan Administrator reserves the right to sell such additional shares from any of your accounts maintained by the Plan Administrator as may be necessary to recover in full the uncollected balance plus the return fee.

        Refunds.    You may obtain a refund of any optional cash purchase payment not yet invested by requesting, in writing, the Plan Administrator to refund your payment. The Plan Administrator must receive your request not later than two business days prior to the next investment date. If the Plan Administrator receives your request later than the specified date, your cash purchase payment will be applied to the purchase of shares of common stock.

Purchase of Shares within Plan Limits

        Source of Shares.    We have the sole discretion to determine whether shares purchased under the Plan will come from the authorized and unissued shares of our common stock or shares purchased on the open market by the Plan Administrator. We will generally not change our determination as to the source of the shares more than once in any three month period.

        Pricing of Shares Purchased from Us.    The price at which authorized and unissued shares of our common stock will be purchased from us will be the average of the high and low price per share paid on the last day on which our common stock was traded preceding the investment date as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association.

        Pricing of Shares Purchased in the Market.    The price at which shares of our common stock purchased by the Plan Administrator on the open market will be deemed to have been acquired will be the weighted average price (including any per share fees) of all shares purchased by the Plan Administrator for Plan participants for the relevant investment date. The Plan Administrator may purchase shares in the open market or in negotiated transactions as soon as practicable after the applicable investment date, subject to any waiting periods under applicable securities laws or stock exchange regulations. Such purchases may be made on any securities exchange where our common stock is traded.

        The Plan Administrator may commingle any Plan participant's funds (dividends and optional cash payments) with those of others participating in the Plan and may offset purchase and sale orders for the same investment date. The Plan Administrator will have no responsibility as to the market value of shares acquired for Plan participants' accounts.

Waiver Requests within an Announced Waiver Discount Period.

        Optional cash investments of more than $50,000 per month (including any initial investments in excess of $50,000) ("Large Cash Purchase") may be made only by investors that submit a request for waiver. Large Cash Purchase requests may be approved by us in our sole discretion at any time.

        Submission of Requests for Waiver.    Investors who wish to make Large Cash Purchases for any month should telephone Wells Fargo Shareowner Services at 1-877-218-2434 or Realty Income at 1-855-204-9800 or access Realty Income's corporate website to determine if we will be considering Large Cash Purchase requests for such month. When you inquire, you will be informed of one of the following:

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  that we are not currently considering Large Cash Purchase requests; or

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  that we will be considering Large Cash Purchase requests, in which case we will provide information about submitting a Large Cash Purchase request form.

        Large Cash Purchase request forms may be obtained online through our website at www.RealtyIncome.com/WaiverRequest or by requesting a copy by calling Wells Fargo Shareowner Services at 1-877-218-2434. We must receive completed Large Cash Purchase requests by delivery to Waiver-Discount@RealtyIncome.com by no later than 1:00 p.m. Pacific Time on the third business day before the first day of the "pricing period" for the applicable waiver period, as described below. We will notify by return email or by telephone any investor whose Large Cash Purchase request has been approved (including the amount of the investment approved) by 1:00 p.m. Pacific Time on the second business day before the first day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 12:00 p.m. Pacific Time on the business day before the first day of the applicable pricing period. All such funds received after 12:00 p.m. Pacific Time on such business day may be returned without interest.

        Action on Large Cash Purchase Requests.    We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

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  whether the Plan is then purchasing shares of common stock from us or in the open market;

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  our need for additional funds;

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  the attractiveness of obtaining funds through the sale of shares of common stock under the Plan compared to other available sources of funds;

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  the purchase price likely to apply to any sale of shares of common stock under the Plan;

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  the party submitting the request, including the extent and nature of that party's prior participation in the Plan and the number of shares of common stock held by that party; and

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  the aggregate amount of Large Cash Purchases in excess of $50,000 for the month for which we have received Large Cash Purchase requests under the Plan.

Large Cash Purchases will be priced as follows:

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  To determine the purchase price of shares of common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the "pricing period" for the applicable investment. The pricing period generally will consist of one to 15 consecutive trading days, unless the pricing period is extended as described below. On each trading day, we will generally apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of common stock, subject to the qualifications described below. Each day in the pricing period on which shares of common stock are purchased is referred to as a "Purchase Date." The price for shares of common stock purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the composite volume weighted average price, rounded to four decimal places, of shares of common stock, as traded on the composite exchanges during regular NYSE hours on the Purchase Date. We will obtain this composite exchange pricing information from Bloomberg, LP or, if Bloomberg, LP is no longer providing this information, another authoritative source.

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  We may establish for each pricing period a minimum, or "threshold," price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs. We will notify an investor of the establishment of a threshold price at the time the Large Cash Purchase request has been approved.

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  If established for any pricing period, the threshold price will be stated as a dollar amount which the composite volume weighted average price of shares of common stock, rounded to four decimal places, as traded during regular NYSE hours, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date.

Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date, and no funds will be invested in shares of common stock on that date. Funds that are not invested will be returned without interest, as described below.

  •
  The establishment of the threshold price and the potential return of a portion of investment funds apply only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

  •
  If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to three trading days, during which the threshold price is not satisfied or there are no trades of shares of common stock on the composite exchanges.

  •
  Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

  •
  If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period will be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

  •
  We may, in our sole discretion, establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but we are not obligated to do so. Any discount (including any applicable brokerage fees paid by us) may be 0.0% to 1.25% of the regular market price and may be varied by us in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

  •
  Any investor purchasing shares of common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares of common stock purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares of common stock will not be credited to such investor's account until the conclusion of the pricing period unless we elect to use the "continuous settlement feature" described below for that pricing period.

  •
  If we elect to use the continuous settlement feature, shares of common stock will be credited to the Plan accounts of investors purchasing shares of common stock pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares of common stock to be sold pursuant to a Large Cash Purchase request.

  •
  We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of common stock because the threshold price is not met or shares of common stock are not traded on the composite exchanges on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the composite exchanges compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of common stock are not traded on the composite exchanges.

        From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver for Large Cash Purchases under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

        We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $50,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

Full and Fractional Shares

        Your Plan account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount you invest (less applicable fees) divided by the applicable purchase price per share. Shares purchased under the Plan will be issued in book-entry form.

        Pricing Limitations Relating to REIT Status.    The following pricing limitation is imposed in order to ensure compliance with certain tax rules applicable to REITs, and is not intended to imply that we intend to offer discounted share purchase pricing for dividend reinvestment or optional cash purchases. Whether you are reinvesting dividends or making optional cash purchases, you may not purchase shares of common stock on any particular trading day (whether such shares are newly issued shares or purchased by the agent in open market or privately negotiated transactions) for an amount per share, less any per share brokerage commissions or similar costs paid by us that are in excess of the amounts paid by you (such excess, the "Costs"), which is less than 95% of the value of a share on that particular trading day. In the event that shares would be purchased for less than this amount, the number of shares credited to your account will be reduced so that such limitation is satisfied. For these purposes, value generally means the average of the high and low New York Stock Exchange prices for the day of purchase for shares newly issued by the Company, and the weighted average purchase price for other shares. The Company reserves the right to revise this requirement if it determines such revision is appropriate to comply with the tax rules applicable to REITs.

Reports to Plan Participants

        If you participate in the Plan, you will receive a transaction advice following each optional cash investment or sale or transfer of shares, and will receive an account statement whenever your dividend is reinvested for any month in which your Plan account had activity showing all transactions year-to-date (shares purchased or sold, amounts invested, amount of dividends, purchase prices) and the total number of shares in the account. In the future, we may send quarterly, semi-annual or annual statements rather than monthly statements. If we decide to change the frequency of the account statement, we will notify you. These statements are your continuing record of the tax cost of your purchases of shares of our common stock under the Plan, and should be retained for income tax purposes until such time as you have disposed of all such shares. You will also receive copies of our annual reports to stockholders and proxy statements.

Participation and Transaction Fees

        The following fees apply to your participation in the Plan:

Enrollment in Plan-current shareowners	Company paid
Initial Investment	$5
Reinvestment of dividends	Company Paid
Optional investments
• Transaction fee—automatic monthly investments	Company Paid
• Transaction fee—individual electronic investments	Company Paid
• Transaction fee—check optional investments	Company Paid
• Trading fee (open market purchases only)	Company Paid
Sale of shares
• Batch Order	$15.00
• Market Order	$25.00
• Limit Order per Transaction (Day/GTD/GTC)	$30.00
• Stop Order	$30.00
• Trading fee (includes brokerage fees and commissions)	$0.12 per share
• Electronic deposit of sale proceeds	$5.00 U.S. accounts
Safekeeping of stock certificates	Company paid
Gift or other transfer of shares	Company paid
Prior Year Duplicate statement of account	$15 per year requested
Returned check or failed electronic payment fee	$35.00

        From time to time, we may change the amount of fees charged to Plan participants.

Depositing Shares into the Plan

        You may deposit any of our common stock certificates in your possession and registered in your name with the Plan Administrator. Shares so deposited in the Plan will be transferred into the name of the Plan Administrator, as custodian of your shares under the Plan, and credited to your Plan account. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan and dividends on all such deposited shares will be reinvested to the extent you elected the dividend reinvestment option.

        Depositing your stock certificates in the Plan offers two significant advantages. First, the risk to you associated with loss, theft or destruction of stock certificates is eliminated. If a stock certificate is lost, stolen or destroyed, no transfer or sale of the shares may take place until a replacement certificate is obtained. This procedure is not always simple and usually results in costs and paperwork to you, to us and to our transfer agent. Second, the deposited shares may be sold through the Plan in a convenient and efficient manner.

Optional mail loss insurance

        Please be advised that choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

        The Plan Administrator can provide you with low cost loss insurance for certificates being returned for conversion to book-entry form. To take advantage of the optional mail loss insurance, simply include your $10.00 check, made payable to WFSS Surety Program, along with your certificates and instructions.

        To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

        Value of certificate shares is based on the closing market price of the trading day prior to the documented mail date. Claims related to lost securities under this service must be made within 60 days of the date the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates. Mail loss insurance covers the cost of replacement surety bond only, replacement transaction fees may apply.

        If you choose another method of delivery or acquire your own mail loss insurance, we recommend you insure your delivery for at least 2% of the market value of your securities.

        Please do not endorse the certificates or complete the assignment section.

Withdrawing Shares from Your Plan Account

        You may withdraw any number of whole shares from your Plan account at any time by notifying the Plan Administrator to that effect in writing, by telephone or online at shareowneronline.com. You may obtain the shares to be withdrawn in book-entry form through the direct registration system maintained by our transfer agent. Any shares remaining in your Plan account will continue to be credited to that account, and dividends paid with respect to such remaining shares will be reinvested in additional shares in accordance with your dividend reinvestment election until your participation in the Plan is terminated.

Pledging Your Plan Account Shares

        You may not pledge any shares of our common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares held in your Plan account, you must first withdraw from your Plan account the number of shares you wish to pledge.

Selling Your Shares

        Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the shares of common stock are traded. Depending on the number of shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

        Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-'Til-Date/Canceled Limit Order or Stop Order.

        Batch Order (online, telephone, mail).    The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

        Market Order (online or telephone).    The participant's request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

        Day Limit Order (online or telephone).    The participant's request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

        Good-'Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone).    A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

        Stop Order (online or telephone).    The Plan Administrator will promptly submit a participant's request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Basis of Shares Sold

        Absent an election to the contrary from you, the Plan Administrator intends to use the first-in, first-out ("FIFO") method when determining the tax basis of any shares of our common stock acquired by or for you under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for you to determine the basis of the shares. In the alternative, investors may designate their preference of "specific identification" cost basis or the "average basis method" at any time. Such designation must be in writing to the Plan Administrator. An investor who participates in a "dividend reinvestment plan" (or "DRP") may use the "average basis method" when determining the tax basis of any shares they hold in the DRP. We believe and intend to take the position that the Plan qualifies as a DRP. Under this method, after you notify the Plan Administrator of your election to use the average basis method, all sales or other dispositions of shares of our common stock that you hold in the Plan that were acquired on or after January 1, 2012 would generally have a single basis, which would be determined by averaging the basis of all shares acquired through the Plan since such date. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Gifts and Other Transfers of Shares

        If you wish to transfer ownership of all or part of the shares of our common stock in your Plan account through gift, private sale or otherwise, you may effect a transfer by mailing to the Plan Administrator at the address listed above under the caption "Administration" a Stock Power properly executed by you (and any other persons for whom the Plan account is carried) and a Form W-9 (Request for Taxpayer Identification Number and Certification) completed by the transferee. Requests for transfer of such shares are subject to the same requirements as the transfer of common stock certificates, including the requirement of a Medallion signature guarantee on the Stock Power. Brokerage firms and banks generally can provide the Medallion signature guarantee. The Plan Administrator will provide the appropriate forms upon request by calling 1-877-218-2434 (1-651-450-4064 outside of the United States and Canada) or the forms may be downloaded at shareowneronline.com. Any shares so transferred will be withdrawn from your account, and your next account statement or transaction advice will reflect the number of shares withdrawn.

        If you wish to transfer shares from your Plan account to the account of an existing Plan participant or to a new Plan account, you should call the Plan Administrator's toll-free telephone number 1-877-218-2434 (1-651-450-4064 outside of the United States and Canada) to request a Stock Power and, for each new account, a Plan brochure/prospectus and Account Authorization Form. The Account Authorization Form for any new Plan account should be completed by providing the full registration name, address and social security number of each new Plan participant. Each new Plan participant must sign the Account Authorization Form.

        The completed Stock Power indicating the number of shares (full and fractional) which should be transferred to the existing or new Plan participant's account should be sent to the Plan Administrator, accompanied by a properly completed Account Authorization Form for any transfer to a new Plan participant's account. You (and any other persons for whom the Plan account is carried) must sign the Stock Power and your signature(s) must be Medallion Guaranteed as discussed above. If your transfer is being made to an existing Plan account, dividends on the shares transferred will be reinvested in accordance with the dividend reinvestment election applicable to the existing account. Dividend reinvestment on shares transferred to a new Plan account will occur in accordance with the election made on the Account Authorization Form.

Termination of Participation

        You may terminate participation in the Plan prior to any dividend payment date by giving written notice of termination, signed by all persons for whom the account is carried, to the Plan Administrator, by calling the Plan Administrator or contacting the Plan Administrator online at shareowneronline.com. Any notice received too late to process before the payment date will not become effective until after dividends paid on such payment date have been credited to your account and invested as provided in the Plan. After termination, all dividends will be paid to you in cash.

        Upon termination of participation in the Plan, unless you have requested on the Plan termination notice that some or all Plan shares be sold, the Plan Administrator will send you a direct registration statement representing the number of full shares held in your name and a check in the amount of the market value of any fractional share.

Other Information

        Stock Dividends, Stock Splits and Other Corporate Actions.    Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to your Plan account will be added to your account. If there occurs any other transaction that results in the number of outstanding shares of our common stock being increased or decreased without the receipt of consideration by us, such as a recapitalization, reclassification, reverse stock split or other combination of shares, your Plan account balance will be adjusted to reflect the results of such a transaction.

        Voting of Shares.    If on the record date for a meeting of stockholders there are shares credited to your Plan account, proxy materials will be sent to you for such meeting. All shares credited to your Plan account (including any fractional share) will be voted as you direct at each meeting of stockholders if you return an executed proxy in a timely manner. You may instead vote all of such shares in person at the stockholders' meeting.

        Stockholder Communications.    If you participate in the Plan, you will receive all communications sent to all holders of our common stock. If you elect to receive stockholder communications electronically, you may receive these communications by email instead of in paper form.

        Multiple Accounts.    We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We also may aggregate Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. If we exercise our right to aggregate investments and the resulting investment in the Plan would exceed $50,000 per month without a request for waiver approved by us, the amount in excess of $50,000 will be returned without interest as promptly as reasonably practicable.

        Interpretation of the Plan.    We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan's operations. Any such determination by us will be conclusive and binding on Plan participants.

        Change of Plan Administrator.    We reserve the right to appoint another institution to serve as Plan Administrator in place of the current Plan Administrator. All Plan participants will receive notice of any such change.

        Plan Change or Termination.    At our direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. We also reserve the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, you will receive a direct registration for all full Plan shares and a check in the amount of the market value of any fractional Plan share. We also reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any suspension, material modification or termination of the Plan. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

        Responsibilities of the Plan Administrator and Realty Income.    Neither we nor the Plan Administrator or its independent agent will be liable for any act done in good faith or required by applicable law or for any good faith omission to act. This includes any claim of liability (i) arising out of the failure to terminate your account upon your death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold under the Plan, (iii) relating to any fluctuation in the value of the shares acquired for Plan participants, or (iv) your failure to receive communications regarding the Plan if you have failed to update your address or e-mail address on file with the Plan Administrator.

        Neither we nor the Plan Administrator, which is acting solely as our agent in connection with the Plan, will have any duties or responsibilities in connection with the Plan other than those expressly set forth in the Plan or as imposed by applicable laws, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

        In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

        The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

        Shares of our common stock acquired under the Plan are not insured by the Federal Deposit Insurance Corporation or any other government agency, are not deposits or other obligations of, and are not guaranteed by, Wells Fargo Bank, N.A., and are subject to investment risks, including possible loss of principal amount invested. Wells Fargo Bank, N.A. and Realty Income provide no advice and make no recommendations with respect to purchasing or selling shares of Realty Income. Any decision to purchase or sell must be made by each individual Plan Participant based on his or her own research and judgment.

        The Plan and its operation are governed by and shall be construed in accordance with the laws of the state of California.

        The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition, applicable law and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

        You should recognize that neither we nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

 SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The discussion below is a supplement to, and is intended to be read together with, the discussion in the accompanying prospectus under the heading "United States Federal Income Tax Considerations," as supplemented by the information appearing in Item 8.01 of our Current Report on Form 8-K, dated October 21, 2013. The information appearing under Item 8.01 of such Form 8-K (and only the information appearing under Item 8.01 of such Form 8-K) is incorporated by reference into the attached prospectus.

        The following is a general summary of certain United States federal income tax considerations to U.S. participants in the Plan, as well as considerations regarding our election to be taxed as a real estate investment trust, or REIT, and the ownership and disposition of shares our common stock. This summary is based on current law, is for general information only and is not tax advice.

        This summary is limited to holders who hold shares of our common stock as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders" and "—Taxation of Non-U.S. Holders" in the accompanying prospectus. Holders of our common stock receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

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  insurance companies;

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  tax-exempt organizations;

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  "S" corporations;

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  traders in securities that elect to mark to market;

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  partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity;

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  holders subject to the alternative minimum tax;

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  regulated investment companies and REITs;

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  foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

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  broker-dealers or dealers in securities or currencies;

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  United States expatriates;

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  persons holding our common stock as a hedge against currency risks or as a position in a straddle; or

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  U.S. participants (as defined below) whose functional currency is not the United States dollar.

        The information in this summary is based on current law, including:

  •
  the Code,

  •
  current, temporary and proposed Treasury regulations promulgated under the Code,

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  the legislative history of the Code,

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  current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

  •
  court decisions,

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or regarding the tax consequences associated with participating in the Plan, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any federal tax other than the income tax.

        You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  participation in the Plan and any elections you make under the Plan;

  •
  the acquisition, ownership, and/or sale or other disposition of the common stock offered under this prospectus supplement, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in the applicable tax laws.

Participation in the Plan by U.S. Participants

        The following summary describes certain United States federal income tax consequences of participating in the Plan to U.S. participants. When we use the term "U.S. participant," we mean a participant in the Plan who, for United States federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is a participant in the Plan, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership participating in the Plan, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock the partnership holds in the Plan.

        Distributions you receive on shares of our common stock you hold in the Plan and that are reinvested in additional shares will be treated for federal income tax purposes as taxable stock distributions to you. Accordingly, to the extent we have current or accumulated earnings and profits for federal income tax purposes, you will receive taxable dividend income in an amount equal to the amount of the cash dividend you could have received if you had not elected to reinvest that cash pursuant to the Plan. The U.S. federal income tax consequences of purchasing shares through the plan are not entirely clear. The IRS may take the position that the excess, if any, of the fair market value of the common shares acquired on the purchase date over the amount of the cash payment is treated as a distribution to you, particularly if you also participate in the dividend reinvestment portion of the plan. You should consult your tax advisor to determine how to treat the any such discount for U.S. federal income tax purposes. For a discussion of the tax treatment of our distributions, see the accompanying prospectus under the heading "United States Federal Income Tax Considerations—United States Federal Income Tax Considerations for Holders of Our Capital Stock." You will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

        The IRS has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were stockholders of the corporation. In these rulings the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant's cost basis of the shares purchased. Under the Plan, you are required to pay certain fees and costs associated with certain transactions, and your participation in the Plan. We presently expect such amounts will be sufficient to pay certain third party costs, such as brokerage commissions, related to purchases and sales of shares of our common stock. To the extent that we pay brokerage commissions or similar costs in excess of the amounts paid by stockholders who are U.S. participants with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the Plan Administrator, we presently intend to take the position that such participants received their proportionate amount of the commissions or similar costs as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to you.

        We believe and intend to take the position that the Plan qualifies as a "dividend reinvestment plan" (or "DRP") (as defined in applicable Treasury Regulations). As set forth in "Description of the Plan—Basis of Shares Sold" above, absent an election to the contrary from you, the Plan Administrator intends to use the first-in, first-out ("FIFO") method when determining the tax basis of any shares of our common stock acquired by or for you under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for you to determine the basis of the shares. In the alternative, investors may designate their preference of "specific identification" cost basis or the "average basis method" at any time. Such designation must be in writing to the Plan Administrator. An investor who participates in a DRP may use the "average basis method" when determining the tax basis of any shares they hold in the DRP. Under this method, after you notify the Plan Administrator of your election to use the average basis method, all sales or other dispositions of shares of our common stock that you hold in the Plan that were acquired on or after January 1, 2012 would generally have a single basis, which would be determined by averaging the basis of all shares acquired through the Plan since such date.

        To the extent the average basis method does not apply, your tax basis in shares of our common stock you acquire under the dividend reinvestment features of the Plan generally will be equal to the total amount of distributions you are treated as receiving, as described above, and your tax basis in shares of common stock you acquire through an optional cash purchase under the Plan generally will equal the amount of the optional cash payment plus any amount treated as a distribution taxable as a dividend to you on account of purchase price discounts or brokerage commissions.

        Your holding period for the shares of our common stock acquired under the Plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased at different times will have different holding periods.

        You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the Plan or if the Plan terminates. However, you will recognize gain or loss when whole shares of our common stock acquired under the Plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the Plan or if the Plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock, net of any costs of sale paid by you, and your tax basis of such shares.

USE OF PROCEEDS

        We have no basis for estimating the number of shares of our common stock that ultimately will be purchased from us pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of any shares of authorized and unissued stock sold pursuant to the Plan will be added to our general funds and used for general corporate purposes. We will receive no proceeds from shares purchased on the open market pursuant to the Plan.

PLAN OF DISTRIBUTION

        Except to the extent the Plan Administrator purchases common stock in the open market, we will sell directly to you, through the Plan Administrator, the shares of common stock acquired under the Plan. The shares of common stock may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is listed on the New York Stock Exchange under the symbol "O." Our web site is www.realtyincome.com.

        We may sell our common stock under the Plan to persons, including brokers or dealers and other financial intermediaries, that, in connection with any resales of those shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person's purchase of such shares or any resale of distribution thereof.

        Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to the Plan, including on behalf of participants that may be engaged in the securities business. Under some circumstances, we may, in our discretion, approve such requests. If such requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata, or by any other method which we determine to be appropriate.

        We reserve the right to deny, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

        Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares of common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. In connection with any optional cash investments in which the Plan Administrator purchases shares of common stock in the open market, you will pay transaction and trading fees in connection with automated monthly investments and individual electronic funds investments. You also will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal of shares from the Plan. For additional information, see "Description of the Plan—Participation and Transaction Fees."

        Our common stock may not be available under the Plan in all states or other jurisdictions. We are not making an offer to sell our common stock in any state or other jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

        A legal opinion regarding the validity of the shares of common stock to be issued pursuant to the Plan will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated financial statements and schedule of Realty Income Corporation and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, both incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our report with respect to the consolidated financial statements and financial statement schedule of Realty Income Corporation makes reference to Realty Income Corporation changing its method of reporting discontinued operations in 2014 due to the adoption of FASB Accounting Standards Update No. 2014-08.

INCORPORATION BY REFERENCE

        As described in the accompanying prospectus under the caption "Incorporation by Reference," we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. However, no document or information that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

REALTY INCOME CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants

        Realty Income Corporation, a Maryland corporation, may from time to time offer in one or more series or classes (1) our debt securities, (2) shares of our common stock, $0.01 par value per share, (3) shares or fractional shares of our preferred stock, $0.01 par value per share, (4) depositary shares representing fractional interests in shares of our preferred stock or (5) warrants to purchase our debt securities, common stock, preferred stock or depositary shares, on terms to be determined at the time of the offering. Our debt securities, our common stock, our preferred stock, our depositary shares and our warrants (collectively referred to as our securities), may be offered, separately or together, in separate series or classes, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, where applicable:

  •
  in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into shares of our common stock or preferred stock, covenants and any initial public offering price;

  •
  in the case of our common stock, any initial public offering price;

  •
  in the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price;

  •
  in the case of depositary shares, the fraction of a share of preferred stock represented by each such depositary share and any initial public offering price; and

  •
  in the case of warrants, whether such warrants will be exercisable for our debt securities, common stock, preferred stock or depositary shares and the duration, exercise price and any initial public offering price.

In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be.

        Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "O." On February 21, 2013, the last reported sale price of the common stock on the New York Stock Exchange was $44.30 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is February 22, 2013.

ABOUT THIS PROSPECTUS

        Unless this prospectus otherwise indicates or the context otherwise requires, all references to "Realty Income," "our," "us" and "we" in this prospectus mean Realty Income Corporation and its subsidiaries on a consolidated basis.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials.

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

        Realty Income Corporation, The Monthly Dividend Company®, is a publicly traded real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our portfolio of properties leased to commercial enterprises. We have in-house acquisition, leasing, legal, credit research, real estate research, portfolio management, and capital markets expertise. Over the past 44 years, Realty Income and its predecessors have been acquiring and owning freestanding commercial properties that generate rental revenue under long-term lease agreements.

        In 1994, Realty Income was listed upon the New York Stock Exchange and we elected to be taxed as a real estate investment trust, or REIT, requiring us to distribute dividends to our stockholders aggregating at least 90% of our taxable income (excluding net capital gains).

        We seek to increase distributions to common stockholders and FFO per share through both active portfolio management and the acquisition of additional properties.

        Generally, our portfolio management efforts seek to achieve:

  •
  Contractual rent increases on existing leases;

  •
  Rent increases at the termination of existing leases, when market conditions permit; and

  •
  The active management of our property portfolio, including re-leasing vacant properties, and selectively selling properties, thereby mitigating our exposure to certain tenants and markets.

        In acquiring additional properties, our strategy is primarily to acquire properties that are:

  •
  Freestanding, single-tenant locations;

  •
  Leased to regional and national commercial enterprises; and

  •
  Leased under long-term, net-lease agreements.

        At December 31, 2012, we owned a diversified portfolio:

  •
  Of 3,013 properties;

  •
  With an occupancy rate of 97.2%, or 2,929 properties leased and only 84 properties available for lease;

  •
  Leased to 150 different commercial enterprises doing business in 44 separate industries;

  •
  Located in 49 states;

  •
  With over 37.6 million square feet of leasable space; and

  •
  With an average leasable space per property of approximately 12,500 square feet.

        Of the 3,013 properties in the portfolio at December 31, 2012, 2,996, or 99.4%, were single-tenant properties, and the remaining 17 were multi-tenant properties. At December 31, 2012, of the 2,996 single-tenant properties, 2,913 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 11.0 years.

        We typically acquire properties under long-term leases with regional and national retailers and other commercial enterprises. Our acquisition and investment activities generally focus on businesses providing goods and services that satisfy basic consumer and business needs. In general, our net-lease agreements:

  •
  Are for initial terms of 10 to 20 years;

  •
  Require the tenant to pay minimum monthly rent and property operating expenses (taxes, insurance and maintenance); and

  •
  Provide for future rent increases based on increases in the consumer price index (typically subject to ceilings), additional rent calculated as a percentage of the tenants' gross sales above a specified level, or fixed increases.

        We commenced operations as a REIT on August 15, 1994 through the merger of 25 public and private real estate limited partnerships. Each of the partnerships was formed between 1970 and 1989 for the purpose of acquiring and managing long-term, net-leased properties.

        Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol "O" with a cusip number of 756109-104. Our central index key number is 726728. Our 6.75% Monthly Income Class E cumulative redeemable preferred stock, or Class E preferred stock, is listed on the NYSE under the ticker symbol "OprE" with a cusip number of 756109-708. Our 6.625% Monthly Income Class F cumulative redeemable preferred stock, or Class F preferred stock, is listed on the NYSE under the ticker symbol "OprF" with a cusip number of 756109-807.

        Our principal executive offices are located at 600 La Terraza Boulevard, Escondido, California 92025-3873. Our telephone number is (760) 741-2111.

RISK FACTORS

        Investing in our securities involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus, in addition to the other risks and uncertainties described in the documents incorporated and deemed to be incorporated by reference herein and described in the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of our securities. As used under the captions "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, references to our capital stock include both our common stock and any class or series of our preferred stock and references to our stockholders include holders of our common stock and any class or series of our preferred stock, in each case unless otherwise expressly stated or the context otherwise requires. Please also refer to the section below entitled "Forward Looking Statements."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain, and any related prospectus supplements, other offering materials and documents deemed to be incorporated by reference herein or therein may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions. Forward-looking statements are subject to risks, uncertainties and assumptions about Realty Income Corporation, including, among other things:

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties and the timing of these acquisitions;

  •
  our intention to sell properties and the timing of these property sales;

  •
  our intention to re-lease vacant properties;

  •
  anticipated trends in our business, including trends in the market for long-term net-leases of freestanding, single-tenant properties; and

  •
  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

  •
  general business and economic conditions;

  •
  our recent acquisition of American Realty Capital Trust, Inc.;

  •
  competition;

  •
  fluctuating interest rates;

  •
  access to debt and equity capital markets;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  other risks inherent in the real estate business including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

  •
  impairments in the value of our real estate assets;

  •
  changes in the tax laws of the United States of America;

  •
  the outcome of any legal proceeding to which we are a party or which may occur in the future; and

  •
  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.

        Readers are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date of this prospectus or the date of the incorporated document, as the case may be. We undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.375% Monthly Income Class D cumulative redeemable preferred stock, or Class D preferred stock, Class E preferred stock and our Class F preferred. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock. We redeemed all of the outstanding shares of our Class D preferred stock on March 1, 2012. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock. On February 7, 2012 and April 19, 2012, we issued 14,950,000 shares and 1,400,000 shares, respectively, of our Class F preferred stock.

	Year Ended December 31,
	2012		2011		2010		2009		2008
Ratio of Earnings from Continuing Operations to Fixed Charges	2.2	x	2.3	x	2.2	x	2.3	x	2.1	x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends	1.6	x	1.9	x	1.8	x	1.8	x	1.6	x

DESCRIPTION OF DEBT SECURITIES

General

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the Registration Statement containing this prospectus, a post-effective amendment to the Registration Statement or a document incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the Registration Statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Debt Securities" mean Realty Income Corporation excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

        The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.

        Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:

  (1)
  the title and ranking of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limitation thereon;

  (3)
  the price (expressed as a percentage of the principal amount of those debt securities) at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into common stock or preferred stock, or the method by which any convertible portion of those debt securities shall be determined;

  (4)
  if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the common stock or the preferred stock into which those debt securities are convertible;

  (5)
  the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

  (6)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (7)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  (9)
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (11)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

  (13)
  whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

  (16)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

  (17)
  whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

  (18)
  the subordination provisions, if any, relating to those debt securities;

  (19)
  the provisions, if any, relating to any security provided for those debt securities; and

  (20)
  any other terms of those debt securities.

        If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee's corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

  1.
  the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

  2.
  the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

  3.
  the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

  •
  register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Merger, Consolidation or Sale of Assets

        Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:

  •
  either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

        Existence.    Except as permitted under the heading above entitled "—Merger, Consolidation or Sale of Assets," we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

        Insurance.    Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

        Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:

  •
  transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

  •
  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

  •
  supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

        Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term "Subsidiary," as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

        Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are "events of default" for any series of debt securities issued under it:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

  (4)
  default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (6)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

  (7)
  any other Event of Default provided with respect to a particular series of debt securities.

The term "Significant Subsidiary" as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

  •
  a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

        Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders' interest.

        Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

  •
  change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.

        We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to our obligations under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization,

direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

  •
  the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

  •
  defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) ("defeasance"); or

  •
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under "—Certain Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK

        We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of February 20, 2013, we had outstanding 178,924,852 shares of our common stock.

General

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials providing that our common stock will be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below describing our common stock are summaries, do not contain all of the information that may be important to you, and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Common Stock" mean Realty Income Corporation excluding its subsidiaries.

Terms

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of each of our outstanding classes of preferred stock provide in general that if we fail to declare and pay or declare and set apart for payment full cumulative dividends on the preferred stock of that class for all past dividend periods and the then current dividend period, no dividends or distributions on our common stock (other than dividends payable in shares of common stock or other shares of our capital stock ranking junior to the outstanding preferred stock of that class) may be declared or paid nor may we purchase or otherwise acquire any of our common stock (except by conversion into or exchange for other capital stock of ours ranking junior to the outstanding preferred stock of that class and except for purchases or acquisitions of our stock for the purpose of preserving our status as a REIT for United States federal and/or state income tax purposes). If we were to experience liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or adequate provision for payment of our debts and other liabilities and the preferential amounts owing with respect to our outstanding preferred stock. The terms of our outstanding preferred stock provide in general that, in the event of our liquidation, dissolution or winding up, the holders of that preferred stock will be entitled to receive, out of assets legally available for distribution to our stockholders, a liquidating distribution of $25 per share, plus accrued and unpaid dividends, before any distribution or payment may be made to the holders of our common stock. The terms of any additional preferred stock we may issue in the future may also provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see "General Description of Preferred Stock—Dividends" and "General Description of Preferred Stock—Liquidation Preference" in this prospectus, the respective articles supplementary designating the terms of our outstanding Class E preferred stock and Class F preferred stock which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, the descriptions of our Class E preferred stock and Class F preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to such Registration Statement or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock (See "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. For information regarding certain voting rights of our preferred stock, see "General Description of Preferred Stock—Voting Rights" in this prospectus, the respective articles supplementary designating the terms of our outstanding Class E preferred stock and Class F preferred stock incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, the descriptions of our Class E preferred stock and Class F preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to such Registration Statement or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election at the time if they choose to do so, and the holders of the remaining shares cannot elect any directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations. All shares of common stock now outstanding are, and additional shares of common stock offered will be when issued, fully paid and nonassessable.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term "substantially all of a company's assets" is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of "substantially all" of our assets has taken place within the meaning of the MGCL provisions described above.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Maryland Business Combination Law

        Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Maryland Control Share Acquisitions Law

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any and all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        "Control share acquisition" does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

        As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding common stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The registrar and transfer agent for our common stock is Wells Fargo Bank, N.A.

GENERAL DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of February 20, 2013, we had outstanding 8,800,000 shares of our Class E preferred stock and 16,350,000 shares of our Class F preferred stock. For a description of some of the terms of our outstanding Class E preferred stock and Class F preferred stock, see the respective articles supplementary designating the terms of each such class of preferred stock which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part and the descriptions of each such class of preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below. For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such Registration Statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." You should review our charter and bylaws and the articles supplementary designating the terms of the applicable class or series of our preferred stock carefully before you invest. As used under this caption "General Description of Preferred Stock," references to "Realty Income," "our," "we" and "us," and all similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to issuance of shares of each series or class, our board is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series or class. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest. Any additional preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The following discussion is applicable to any additional preferred stock that we may issue.

        You should refer to the prospectus supplement or other offering materials relating to the preferred stock offered thereby for specific terms of and other information concerning the preferred stock, including:

  (1)
  the title of the preferred stock;

  (2)
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to the preferred stock;

  (4)
  whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred stock;

  (6)
  the provision for a sinking fund, if any, for the preferred stock;

  (7)
  any voting rights of the preferred stock;

  (8)
  the provision for redemption, if applicable, of the preferred stock;

  (9)
  any listing of the preferred stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to the preferred stock;

  (12)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (13)
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  whether liquidation preferences on preferred stock will be counted as liabilities of ours in determining whether distributions to junior stockholders can be made under the MGCL;

  (15)
  any limitations on issuance of any series or class of preferred stock ranking senior to or on a parity with such series or class of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (16)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any series or class will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

  •
  on a parity with our outstanding Class E preferred stock and Class F preferred stock and all other equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement or other offering materials. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or other offering materials. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends declared on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other series or class of preferred stock (which, in the case of any such other series or class of preferred stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other series or class of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the common stock or any other class or series of stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement or other offering material so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or other offering material.

        The prospectus supplement or other offering materials relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other offering materials. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or, to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement or other offering materials.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        In addition, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us that will not result in the automatic transfer of any shares of preferred stock of such series or class to a trust in order to avoid adversely affecting our REIT status.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series or class of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  •
  the date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends, if any.

        Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of any class or series of preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our company, the holders of each series or class of our preferred stock shall be entitled to receive, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement or other offering materials) applicable to that class or series, plus an amount equal to any accrued and unpaid dividends to the date of payment (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock of such class or series does not have a cumulative dividend), before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to that series or class of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to such series or class of preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that series or class of preferred stock, as such, will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of any series or class of preferred stock and the full amount of the liquidating distributions payable on all shares of any other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Except as may be set forth in the applicable prospectus supplement or other offering materials, whenever dividends on any shares of preferred stock of any series or class shall be in arrears for 18 or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and with which the preferred stock of such class or series is entitled to vote as a class with respect to the election of those two directors, which may include our Class E preferred stock and Class F preferred stock, if then outstanding), and the holders of such series or class of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with such class or series of preferred stock in the election of those two directors) will be entitled to vote for the election of such two additional directors to our board of directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of such class or series of preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with that class or series of preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the shares of preferred stock of that class or series for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of the holders of the preferred stock of that class or series to elect those two directors will cease and (unless there are one or more other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable) the term of office of the two directors will automatically terminate and the number of directors constituting the board of directors will be reduced accordingly. If a special meeting is not called by us within 30 days after a request from the holders of the preferred stock of that class or series as described above, then the holders of record of at least 10% of the outstanding shares of that class or series of preferred stock may designate a holder to call the meeting at our expense.

        So long as any shares of any class or series of preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with such series or class of preferred stock voting separately as a class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

  •
  amend, alter or repeal any of the provisions of our charter, including the articles supplementary for such series or class of preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock; or

  •
  enter into any share exchange that affects such series or class of preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of such series or class of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of such series or class of preferred stock;

provided that any amendment to our charter to authorize any increase in the number of authorized shares of preferred stock or common stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act, with respect to which the vote would otherwise be required, shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement or other offering materials. The terms will include the conversion price or rate (or the manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock will contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock.

Transfer Agent

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

        Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

        As used under this caption "Description of Depositary Shares," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or as units with such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which that prospectus supplement is delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such other security;

  •
  the date, if any, on and after which the warrants and the related securities, if any, will be separately transferable;

  •
  the price at which each security purchasable upon exercise of the warrants may be purchased;

  •
  the provisions, if any, for changes to or adjustments in the exercise price or number or amount of securities issuable on exercise;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time; and

  •
  any other terms of the warrants.

        Copies of the applicable form of warrant agreement will be filed as an exhibit to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described below under "Where You Can Find More Information." The statements made herein relating to any warrant agreement and the related warrants are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrant certificate. You should read the applicable form of warrant agreement and warrant certificate in their entirety before making an investment decision.

        As used under this caption "Description of Warrants," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

        To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

        Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of our outstanding shares of common stock. We refer to these restrictions as the "ownership limit." The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

        Our outstanding preferred stock is subject to transfer restrictions similar to those described under this caption "Restrictions on Ownership and Transfers of Stock," and we anticipate that any class or series of preferred stock that we issue in the future will also be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions

        According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (described in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner (prior to the discovery by us that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.

        In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for the common stock or otherwise be in the best interest of stockholders.

        As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such common stockholder's actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the United States federal income tax considerations related to our REIT election and the ownership and disposition of the securities offered pursuant to this prospectus which are anticipated to be material to holders of such securities. The United States federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be supplemented in the applicable prospectus supplement or other offering materials that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This summary is for general information only and is not tax advice.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity;

  •
  holders subject to the alternative minimum tax;

  •
  regulated investment companies and real estate investment trusts;

  •
  broker-dealers or dealers in securities or currencies;

  •
  United States expatriates;

  •
  persons holding our securities as a hedge against currency risks, as part of a "conversion" or "integrated transaction," or as a position in a straddle;

  •
  non-U.S. holders (as defined below); and

  •
  U.S. holders (as defined below) whose functional currency is not the United States dollar.

        When we use the term "U.S. holder," we mean a beneficial holder of our securities who, for United States federal income tax purposes:

  •
  is a citizen or resident of the United States;

  •
  is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

  •
  is an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

        If you hold our securities and are not a U.S. holder, a partnership or an entity classified as a partnership for United States federal income tax purposes, you are a "non-U.S. holder."

        If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our capital stock or debt securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our capital stock or debt securities are encouraged to consult their tax advisors.

        The information in this summary is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service ("IRS"); and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction, or any tax consequences arising under any federal tax other than the income tax.

You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in the applicable tax laws.

Taxation of Realty Income Corporation

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1994. We currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.

Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See the section below entitled "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and the holders of certain of its securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

        Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed or verified by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date. See "—Failure to Qualify".

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that typically results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

  •
  first, we will be required to pay tax at regular corporate tax rates on any undistributed net taxable income, including undistributed net capital gains.

  •
  second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  third, if we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is made.

  •
  fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  fifth, if we fail to satisfy the 75% or the 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than its fair market value, in each case determined on the date we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The ten-year period described above has been reduced to five years for property dispositions occurring in 2013 (but not with respect to dispositions in later years). The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulations will not be effective unless they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the Proposed Treasury Regulations will be finalized in their current form or at all.

  •
  tenth, entities we own that are C corporations, including our "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their earnings.

  •
  eleventh, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. See "—Penalty Tax" below.

  Requirements for Qualification as a Real Estate Investment Trust.

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for special Code provisions applicable to REITs;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Restrictions on Ownership and Transfers of Stock" in this prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Partnership and Limited Liability Company Interests.    We may from time to time own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations generally provide that, in the case of a REIT which is a partner in a partnership or a member in a limited liability company that is treated as a partnership for United States federal income tax purposes, the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, pursuant to Treasury Regulations, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for United States federal income tax purposes in which we directly or indirectly own an interest include such entity's share of assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies below in "—Tax Aspects of the Partnerships."

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we could fail to qualify as a REIT.

        Ownership of Interests in Qualified REIT Subsidiaries.    We currently own and may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and we do not elect with the corporation to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the United States federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such subsidiaries are treated as our assets, liabilities, and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of such a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. We currently own 100% of the stock of a taxable REIT subsidiary and may from time to time acquire interests in additional taxable REIT subsidiaries. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See "—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  first, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including "rents from real property," interest on obligations adequately secured by mortgages on real property and certain types of temporary investments; and

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  second, in each taxable year, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain designated hedges of indebtedness, and certain foreign currency gains recognized after July 30, 2008) from (a) the real property investments described above, and (b) dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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  we, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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  rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property;" and

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  we generally must not operate or manage our property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception and except as provided below. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services, to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may in the future take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limits on nonqualifying income under the gross income tests. We will monitor the amount of the dividend and other income from our taxable REIT subsidiary and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may avail ourselves of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  the failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Realty Income Corporation—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS may successfully contend, however, that one or more of these sales is a prohibited transaction subject to the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe that we have been, and do not expect to be, subject to this penalty tax, although our rental or service arrangements may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

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  First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies treated as partnerships for United States federal income tax purposes, in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

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  Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries) other than those securities includable in the 75% asset test.

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  Third, of the investments included in the 25% asset class and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for the purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

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  Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        As of the date of this prospectus, we own 100% of the outstanding stock of Crest. Crest has elected, together with us, to be treated as a taxable REIT subsidiary. So long as Crest qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its securities. We or Crest have acquired and may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and will not exceed 25% (or 20% for taxable years beginning before January 1, 2009) of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% asset test, the 10% voting securities limitation, the 10% value limitation, and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities, or acquiring other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to, or the redemption of other partners' or members' interests in, a partnership or limited liability company in which we have an ownership interest. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter and (b) $10,000,000 and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the time period prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the time period prescribed by Treasury Regulations to be issued, and (ii) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

        Although we believe that we have satisfied the asset tests described above and we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we will cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income items over 5% of "REIT taxable income" as described below.

        For these purposes, our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our "REIT taxable income" will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined on the date we acquired the asset, within the ten-year period (five-year period in the case of dispositions of such assets in 2012 and 2013) following our acquisition of such asset. See "Taxation of Realty Income Corporation—General."

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and is paid on or before the first regular dividend payment following the declaration, provided such payment is made during the 12-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        In addition, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain for such year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the calendar year payable to stockholders of record on a specified date during such period, and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available to us for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on the qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

        General.    From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships (or disregarded entities) for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are treated as "pass-through" entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable partnership agreement. For purposes of applying the REIT income and asset tests, we include our pro rata share of the income generated by and the assets held by the partnerships and limited liability companies treated as partnerships for United States federal income tax purposes in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for United States federal income tax purposes based on our capital interests. See "—Taxation of Realty Income Corporation."

        Our ownership interests in such partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and/or the REIT income tests (see "—Taxation of Realty Income Corporation—Asset Tests" and "—Taxation of Realty Income Corporation—Income Tests"). This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        We believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes, and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is based on such classification.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally,

Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for United States federal income tax purposes, the item subject to the allocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code.

        Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.    We may from time to time acquire other REITs through merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates. Furthermore, after the merger or acquisition is effective, the asset and income tests will apply to all of our assets, including the assets we acquire from such REIT, and to all of our income, including the income derived from the assets we acquire from such REIT. As a result, the nature of the assets that we acquire from such REITs and the income we derive from those assets may have an effect on our tax status as a REIT.

United States Federal Income Tax Considerations for Holders of Our Capital Stock

        The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of our capital stock. If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of Taxable U.S. Holders Generally

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the adjusted tax basis which the U.S. holder has in its shares of capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares of capital stock will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares of capital stock have been held for more than one year. Dividends we declare in October, November or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a "capital gain dividend" then, except as otherwise required by law, we presently intend to allocate a portion (the "capital gains amount") of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to holders of such class of capital stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our stock. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders' long-term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of capital stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    If a U.S. holder sells or disposes of shares of capital stock, except as set forth below under "Redemption or Repurchase by Us," it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares of capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year at the time of such sale or disposition. However, if a U.S. holder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares of capital stock. The redemption or repurchase will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete termination" of the U.S. holder's capital stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted basis in the redeemed or repurchased shares of the capital stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the United States federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Capital Stock."

        Backup Withholding and Information Reporting.    We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder's United States federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

Taxation of Tax Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of capital stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares of capital stock as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares of capital stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares of capital stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of shares of capital stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our shares of capital stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address any state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting United States federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise provided below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses).

        Pursuant to the Foreign Investment in Real Property Act of 1980 ("FIRPTA"), distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of "United States real property interests" (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. holders to the extent attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. Also, the branch profits tax will not apply to such a distribution.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax we pay on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

        Sale of Our Capital Stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of shares of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Our capital stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our capital stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses). In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our capital stock, a non-U.S. holder may be treated as having gain from the sale or exchange of "United States real property interests" if the non-U.S. holder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a "United States real property interest" and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock as "regularly traded," as defined by applicable Treasury Regulations. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of shares of our capital stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges shares of our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  (1)
  our capital stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing period.

        If gain on the sale or exchange of shares of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, if the stock is not then traded on an established securities market, the purchaser of shares of our capital stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of shares of our capital stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such holder's United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of shares of our capital stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such holder remains liable for the timely payment of any remaining tax liability.

        Backup Withholding and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such stockholder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of shares of our capital stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Taxation of Holders of Our Debt Securities

        The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxable U.S. Holders of Our Debt Securities

        Interest.    A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder's method of accounting for United States federal income tax purposes.

        Sale or Other Taxable Disposition of the Debt Securities.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder's income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder's cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

        Backup Withholding and Information Reporting.    A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

  •
  such U.S. holder fails to furnish its taxpayer identification number, or "TIN," which, for an individual is ordinarily his or her social security number;

  •
  the IRS notifies the payor that such holder furnished an incorrect TIN;

  •
  in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

  •
  in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

        A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder's United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        Interest.    Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder's conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

  •
  such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

  •
  such non-U.S. holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  (a) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a "qualified intermediary" and certain conditions are satisfied.

        A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder's conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under "—Non-U.S. Holders of Our Debt Securities—United States Trade or Business").

        If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder's country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

        Sale or Other Taxable Disposition of the Debt Securities.    A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under "—United States Trade or Business." A Non-U.S. holder described in (2) above will be subject to United States federal income tax at a rate of a 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

        United States Trade or Business.    If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder's conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

        Backup Withholding and Information Reporting.    A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such non-U.S. holder is a "United States person," within the meaning of the Code, and the non-U.S. holder has given us the statement described above under "Non-U.S. Holders of Our Debt Securities—Payments of Interest." In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

        A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder's United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Tax Rates

        The maximum tax rate for non-corporate taxpayers for capital gains, including certain "capital gain dividends," is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as "capital gain dividends." The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as "qualified dividend income" is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met with respect to the REIT's stock and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Medicare Tax on Unearned Income.    Certain U.S. holders that are individuals, estates or certain trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

        Withholding taxes may be imposed under the Foreign Account Tax Compliance Act ("FATCA") on certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-United States entities. The failure to comply with additional certification, information reporting and other specified requirements could result in a withholding tax being imposed on payments of dividends, interest and sales proceeds to foreign intermediaries and certain non-U.S. holders. A 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        The IRS has issued final Treasury Regulations providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock or debt securities on or after January 1, 2017. Moreover, the final Treasury Regulations provide that such rules will not apply to debt securities outstanding on January 1, 2014. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in any of the securities offered under this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and any accompanying prospectus supplement or other offering materials:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers;

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  directly to our stockholders; or

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  through a combination of any such methods of sale.

        The securities may be sold in one or more transactions either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to prevailing market prices; or

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  at negotiated prices.

        We will describe in a prospectus supplement or other offering materials the particular terms of the offering of the securities, including the following:

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  the names of any underwriters or agents;

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  any underwriters' or agents' discounts or commissions; and

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  any securities exchanges on which the applicable securities may be listed.

        If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

        We may sell securities through agents designated by us. Any agent involved in the offer or sale of the securities pursuant to this prospectus will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement or other offering materials.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Additionally, underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

        We also may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement or other offering materials.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

EXPERTS

        The consolidated financial statements and schedule of Realty Income Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, both incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of American Realty Capital Trust, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under "United States Federal Income Tax Considerations." Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of the date of this prospectus, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owns approximately 4,029 shares of our common stock. As of the date of this prospectus, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owns approximately 7,763 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        Realty Income Corporation is subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, it files annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling

1-800-SEC-0330. Realty Income Corporation's SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the documents of Realty Income Corporation listed below and any future filings made by Realty Income Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

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  Annual Report of Realty Income on Form 10-K for the year ended December 31, 2012;

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  Current Reports on Form 8-K filed with the SEC on January 7, 2013, January 8, 2013, January 17, 2013, January 23, 2013 and February 11, 2013;

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  The descriptions of the Class E Preferred Stock and the Class F Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on December 5, 2006 and in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on February 3, 2012 (as amended pursuant to our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on April 17, 2012), respectively, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

  Realty Income Corporation.
  600 La Terraza Boulevard
  Escondido, CA 92025-3873
  Attention: Corporate Secretary
  (760) 741-2111

5,887,465 Shares

Common Stock

PROSPECTUS SUPPLEMENT

February 23, 2015